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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Integrated Electrical Services, Inc. of our report dated July 14, 1998, on the financial statements of Primo Electric Company included in Integrated Electrical Services, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 1999, and to all references to our firm in this registration statement.

/s/ HERTZBACH & COMPANY, P.A.

HERTZBACH & COMPANY, P.A.
Owings Mills, Maryland
March 24, 1999